UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 18, 2008



                                Aussie Soles Group, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


    Nevada                        333-139773                    Pending
----------------                ----------------           ------------------
(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)

9/F, 600 Lexington Avenue, New York, NY                     10022
------------------------------------------------------      ---------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:   866-585-6068
                                                     --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR240.14d-2(b))

[_]Soliciting material pursuant to Rule 14a-12 under Exchange Act
   (17 CFR240.14a-12)

[_]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR240.14d-2(b))

[_]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR240.13e-4(c))











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ITEM 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 18, 2008, we have appointed Mr. Cameron Dix as Chief Operating Officer and a member of the board directors of the Company in place of Mr. Albert Au, who has left the Company to pursue other business interests.

For the past 11 years, Mr. Dix has been managing and producing trade and consumer shows in North America. Mr. Dix was formerly with one of North America's premier trade show producers, dmg World Media and spent seven years as Group Manager overseeing their largest bi-annual trade show in Canada. He then went on to create and produce several new trade and consumer shows in Canada taking his experience to a new level. His background includes over 16 years of experience in sales, marketing, business development and operations.

Mr. Dix earned a Bachelor of Science, Business Administration from the University of Southern California.

Effective July 18 2008, Ms. Jeanne Mok also resigned as a director of the Company. Ms. Mok's resignation was not as a result of any disagreement on any matter relating to the Company's operations, policies or practices.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2008                    Aussie Soles Group, Inc.


                                    By:  /s/ Craig Taplin
                                        ---------------------------------------
                                        Carig Taplin, President